EXHIBIT 10.1

MEMORANDUM OF AGREEMENT TO SELL AND PURCHASE

THIS AGREEMENT is made and entered into effective the   day of  , 2007, by and between ALTAMONT OIL & GAS, INC., a Montana corporation, of P. O. Box 488, Cut Bank, MT 59427, and NUMBERS, INC., a corporation, of 1500 Manulife Place, 10180-101 Street, Edmonton, Alberta T5J 4K1, hereinafter referred to collectively as “SELLER” and MAJESTIC OIL & GAS, INC, whose address is CBM Building, Cut Bank, MT 59427, hereinafter referred to as “PURCHASER”.

RECITALS:

1. Seller is the owner of certain oil and gas real and personal property located in Pondera County, Montana.

2. Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser an undivided fifty percent (50%) interest in the oil and gas real and personal property owned by Seller, more particularly described hereinafter.

3. The parties wish to memorialize in writing the general terms of such sale and purchase and provide for the execution of additional documentation at final payment and closing of this transaction.

In consideration of the foregoing and in further consideration of the mutual promises contained in this Agreement, Seller and Purchaser agree as follows:

AGREEMENT

1. PROPERTY DESCRIPTION. Seller will sell to Purchaser and Purchaser will purchase from Seller in consideration of the purchase price set forth hereinafter an undivided fifty percent (50%) interest in the oil and gas real and personal property, more fully set forth on Exhibit “A” attached hereto and incorporated herein by this reference.

2. PURCHASE PRICE. The total purchase price for the property set forth in Paragraph 1 above shall be the value determined by the engineering report prepared by Citadel Engineering Company of Calgary, Alberta, and shall be payable by Purchaser to Seller at closing in cash and shares of common stock of Purchaser. In the event that at closing the parties are unable to agree on the amount of cash and number of shares constituting the purchase price, then this Agreement shall be of no further force nor effect and neither party shall assert any claim agaist the other on account of this Agreement.

3. POSSESSION. Purchaser shall be entitled to possession of its proportionate share of the above described property as of the date of final closing set forth in Paragraph 4 hereinafter and, subject to other provisions of this Agreement, shall be entitled to its proportionate share of production proceeds and obligated to pay for its proportionate share of expenses in connection therewith from and after the final closing date. At final closing of the within transaction, Seller agrees to execute an AAPL 610 Model Form of Operating Agreement, naming Altamont Oil & Gas, Inc. as operator, containing a 100%-300% non-consent penalty clause with COPAS Accounting Form providing for a monthly combined fixed rate overhead on each of the within described gas wells of Four Hundred Dollars ($400.00) per well per month.

4. CLOSING. The final closing of this transaction shall be held on or after  , 2007, and upon the final payment being made as provided in Paragraph 2 hereof. Closing shall be held at such time and place as shall be mutually agreeable to Seller and Purchaser. At closing, Seller and Purchaser agree to execute all documents necessary to complete this transaction, including, but not limited to, Seller's execution and delivery of good and sufficient assignments of oil and gas leases conveying an undivided fifty percent (50%) interest in each of the leases covering the lands set forth on Exhibit “A”, insofar as said leases encompass the lands specifically described herein. In this respect, it is agreed that Purchaser shall receive an assignment of an undivided twenty-five percent (25%) interest from Numbers, Inc. and an assignment of an undivided twenty-five percent (25%) interest from Altamont Oil & Gas, Inc. Seller further agrees to deliver to Purchaser any bills of sale or other documents or other instruments of sale, conveyance, transfer or assignment necessary to effectuate the conveyance, transfer and assignment of the undivided interest set forth herein to the Purchaser in and to the real and personal property described herein, free and clear of all liens, claims or encumbrances. It is further agreed that at closing, Purchaser shall execute and deliver to Seller the Operating Agreement set forth above.

5. LIENS AND ENCUMBRANCES. Purchaser agrees to keep the property described in Paragraph 1 above being purchased and sold under this Agreement to Sell and Purchase free from any liens or encumbrances which become, or may become, superior to the lien of Seller's title up to the date of closing. It is expressly under-stood and agreed that Seller shall not be liable for any obligations incurred on or in connection with such property by Purchaser, and it is further agreed that no liens may be filed.

6. INDEPENDENT INVESTIGATION. Purchaser agrees and repre- sents that it has conducted an independent investigation and inspection of the real and personal property being conveyed hereunder and has entered into this Agreement to Sell and Purchase in full reliance thereon, and there are no other agreements, verbal or otherwise, modifying or affecting the terms hereof, and that it is not relying on any oral representations made by the Seller or its agents.

7. ASSIGNMENT. Purchaser's interest in this Agreement to Sell and Purchase or the property described in Paragraph 1 above shall not be assigned, conveyed, transferred or subleased by Purchaser without the written consent of Seller, provided, however, such consent shall not be unreasonably withheld.

Any consent given to an assignment, conveyance, transfer or sublease of the Agreement to Sell and Purchase or of the property described in Paragraph 1 above shall not discharge Purchaser's liability under this Agreement for Sale and Purchase unless Seller, in writing, specifically releases Purchaser from Purchaser's liability under this Agreement to Sell and Purchase.

8. ATTORNEY'S FEES FOR RESOLUTION OF DISPUTE. In the event of a dispute arising under this Agreement to Sell and Purchase, whether resolved by litigation or otherwise, Seller and Purchaser agree that the prevailing party shall be entitled to recover costs, including reasonable attorney's fees incurred in the resolution of said dispute.

9. PARTIES BOUND. All terms, covenants and agreements herein shall extend to and be obligatory upon the heirs, successors and assigns of the respective parties hereto.

10. DRILLING AND PARTICIPATION AGREEMENT. It is specifi-cally understood that contemporaneously herewith, the parties have entered into a certain Agreement for the participation in and drilling of certain wells in the Williams and Lake Frances Fields, Pondera County, Montana, wherein Purchaser may have the right to earn additional leases, lands and properties in the general area of the properties sold hereunder. The parties agree that the interests earned under that Agreement are separate and in addition to the properties sold herein.

11. FORCE MAJEURE.

a.
If Purchaser is at any time, either during the term of this Agreement or thereafter, prevented or delayed in complying with any provisions of this Agreement by reason of acts of terrorism, wars, acts of God, governmental regulations or any other reason or reasons which substantially and adversely impacts Purchaser's access to North American markets for securities of its own issue, beyond the control of Purchaser, the time limits for the performance by Purchaser of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay. In no event shall said period exceed ninety (90) days.

b.
Purchaser shall give prompt notice to Seller of each event of force majeure under Section 11(a) and upon cessation of such event, shall furnish to Seller with notice to that effect together with particulars of the number of days by which the obligations of Purchaser hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure. In no event shall said extension exceed ninety (90) days from the original time of performance.

12. COUNTERPARTS - FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

Execution of this Agreement may be made by facsimile signature which shall have the same legal effect as a manual signature.

13. ENTIRE AGREEMENT. This Agreement to Sell and Purchase contains the entire agreement between Seller and Purchaser and supersedes all other agreements between such parties affecting the property described in Paragraph 1 hereof. Any modifications to this Agreement between the parties shall be in writing and signed by both Seller and Purchaser.

IN WITNESS WHEREOF, Seller and Purchaser have signed this Agreement to Sell and Purchase the day and date first above written.

SELLER

ALTAMONT OIL & GAS, INC.		NUMBERS, INC.

By:		By:
	President	President

PURCHASER

MAJESTIC OIL & GAS, INC.

By:

EXHIBIT “A”

Attached to and made a part of Memorandum of Agreement to Sell and Purchase dated  , 2007 between Altamont Oil & Gas, Inc. and Numbers, Inc. as Seller, and Majestic Oil & Gas, Inc. as Purchaser

Pondera County, Montana

Township 29 North, Range 4 West, MPM
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